UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 11, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 11, 2015, the Board of Directors of Extreme Networks, Inc. (the “Company”) determined that the acquisition of additional shares of the Company’s Common Stock by Paradigm Capital Management, including Affiliates and Associates, (as defined in the Rights Agreement) and BlackRock Fund Advisors, including Affiliates and Associates (as defined in the Rights Agreement), shall be considered Exempt Transactions (as defined in the Amended and Restated Rights Agreement, dated as of April 26, 2012, between the Company and Computershare Shareholder Services LLC, as amended through the date hereof (the “Rights Agreement”) because neither the beneficial ownership of shares of Common Stock by any Person, directly or indirectly, as a result of such transactions nor any other aspect of such transactions would jeopardize or endanger the availability to the Company of the Tax Benefits (as defined in the Rights Agreement), provided that each such person does not become the Beneficial Owner (as defined in the Rights Agreement) in the aggregate of 10.0% or more of the shares of Common Stock then outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 18, 2015

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary